UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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MORGAN STANLEY INSTITUTIONAL FUND, INC.
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APRIL 27, 2010

InFocus

Important Information Regarding Van Kampen’s Core Growth, Equity Growth and Global Growth Funds

As we previously communicated, the Board of Directors/Trustees of the Van Kampen Core Growth, Equity Growth and Global Growth Funds approved a plan to reorganize the funds into the Morgan Stanley Institutional Fund, Inc. (MSIF) Advantage, Equity Growth and Global Growth Portfolios, respectively.

Should shareholders approve the reorganization proposals during the May 10, 2010 shareholder meeting, the reorganizations are scheduled to occur on or about May 21, 2010. You should be aware of several important changes involving shareholder accounts. Below, we’ve highlighted a number of these changes. Please refer to the related proxy materials and prospectuses that you have previously received for more information.

Effective upon the reorganization:

•                  CDSC liability will be eliminated. As previously communicated, Van Kampen Core Growth, Equity Growth and Global Growth Fund shareholders who own Class B and Class C shares at the time of the reorganization will receive Class H and Class L shares, respectively, in the corresponding MSIF Portfolio. Any Contingent Deferred Sales Charge (CDSC) liability that may have existed prior to the reorganization will be eliminated and shareholders will not have to pay a sales charge at the time of the reorganization. CDSC liability will also be eliminated for some shareholders participating in certain Van Kampen-sponsored retirement plans. Please see Commonly Asked Questions for more information.

•                  12b-1 fees will decrease. As noted above, shareholders who own Class B and Class C shares at the time of the merger will receive Class H and Class L shares, respectively. These shareholders will notice a decrease in 12b-1 fees. While the 12b-1 fees for Van Kampen funds’ Class B and Class C shares are 1.00%, the MSIF Class H shares carry a 12b-1 fee of 0.25% and the MSIF Class L shares carry a 12b-1 fee of 0.75%.

•                  Subsequent investments at NAV. The reorganizations will be conducted at net asset value (NAV)—no sales charge will be applied. Additionally, subsequent investments into Class H shares (including dividend reinvestments) into existing accounts will be at NAV.(1) However, any new accounts established in MSIF funds after the reorganizations will be subject to all applicable sales

(1)          For the purpose of this discussion, subsequent investments are investments made into a Van Kampen fund’s corresponding MSIF fund.

NOT FDIC INSURED	OFFER NO BANK GUARANTEE	MAY LOSE VALUE	NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY	NOT A DEPOSIT

charges.

•                  Minimum initial investment amounts may be waived. Shareholders who currently hold shares of a Van Kampen fund will not be required to increase their investments at the time of reorganization in order to meet the MSIF funds’ minimum investment amounts. In addition, as a standard feature for MSIF portfolios, there is no subsequent investment minimum. Keep in mind, should shareholders wish to exchange their MSIF shares for another MSIF product at a future date, they must meet the minimum investment amount at that time. Moreover, investors who open new accounts in any of these three funds after the reorganizations will need to meet the new minimum investment amounts.

•                  Existing AIP/SWP will continue. Unless a shareholder indicates otherwise, any existing automatic investment plan and/or systematic withdrawal plan (AIP/SWP) associated with an account in the Van Kampen funds will carry over to their MSIF account. The AIP/SWP option associated with the shareholder’s new MSIF account will be exercised on the same date, with the same frequency and for the same amount as associated with their current Van Kampen Fund. Those shareholders who would prefer to discontinue their participation in their AIP/SWP must contact Van Kampen Client Relations no later than May 17, 2010.

•                  Systematic exchanges will be canceled. Any systematic exchange between the affected Van Kampen funds—Core Growth, Equity Growth and Global Growth—and any other Van Kampen fund will be canceled at the time of merger.

•                  Certain Van Kampen-sponsored retirement plan account types will not be available. While Morgan Stanley will continue to support certain types of Van Kampen sponsored retirement plan accounts, other retirement plan account types will not be supported. Please see Commonly Asked Questions for more information.

Commonly Asked Questions

Why is the CDSC liability being eliminated?

The MSIF portfolios’ sales charge structure, which differs from the Van Kampen funds’ structure, does not include a CDSC fee. Therefore, it is not possible to carry any existing CDSC liability over from the affected Van Kampen funds to their corresponding MSIF portfolios. The table below provides an overview of key shareholder fees, including sales charges. For more detailed information, please refer to the funds’ proxy materials and preliminary prospectuses that you have previously received.

MSIF Advantage, MSIF Equity Growth, MSIF Global Growth

	Sales Charge		Low Balance Account
	Front End	12b-1 Fees	Maintenance Fee
Class H	4.75%	0.25%	N/A
Class L	N/A	0.75%	N/A
Class I	N/A	N/A	N/A
Class P	N/A	0.25%	N/A

What are the minimum initial investment amounts for the MSIF Advantage, Equity Growth and Global Growth portfolios?

As noted above, Van Kampen fund shareholders will not be required to increase their investment at the time of the reorganizations. However, exchanges of their MSIF shares for another MSIF product will be subject to the minimum investment amounts, as outlined below.

If a shareholder	Post-reorganization, a	MSIF Investment
holds Van Kampen(2)	shareholder will hold MSIF	Minimums
Class A	Class H	$25,000
Class B	Class H	$25,000
Class C	Class L	$25,000
Class I	Class I	$5 million
	Class P (new)	$1 million

(2) There are not expected to be any Van Kampen Class R shares outstanding at the time of the reorganization.

What happens if a shareholder does not respond to the AIP/SWP confirmation request?

Shareholders who do not wish to continue participating in an established AIP or SWP must contact Van Kampen Client Relations at 800-847-2424 no later than May 17, 2010. Otherwise, the shareholders’ current AIP/SWP will carry over to their new MSIF account at the time of the reorganizations. Note: Shareholders with an established AIP/SWP option associated with their Van Kampen accounts were notified of their options in a letter dated March 26, 2010.

Why is Van Kampen canceling systematic exchanges associated with these three funds?

Any systematic exchange between the affected Van Kampen Funds—Core Growth, Equity Growth and Global Growth—and any other Van Kampen fund will be canceled at the time of the reorganizations. Van Kampen currently allows shareholders to systematically exchange shares of one Van Kampen fund for another Van Kampen fund. However, once the reorganizations occur, shareholders of the three affected funds will hold shares in a corresponding MSIF fund. Van Kampen does not allow systematic exchanges between different fund families so, once the reorganizations are completed, shareholders will not be able to exchange from an MSIF fund to a Van Kampen fund.

Which Van Kampen-sponsored retirement plan account types will not be supported, post-reorganizations, at Morgan Stanley?

The Van Kampen-sponsored retirement plan account types that will not be supported, post reorganizations, include:

1. Small Business Money Purchase/Profit Sharing Plans

2. 403(b)(7) plans

3. Optional Retirement Program (ORP) plans

4. SIMPLE IRAs

5. SARSEP IRAs

What Van Kampen-sponsored retirement plan account types will be supported, post-reorganizations, at Morgan Stanley?

1. Traditional IRAs

2. Roth IRAs

3. SEP IRAs

How do I know if my retirement account is a “Van Kampen-sponsored” retirement plan account?

To determine if your retirement account is a Van Kampen sponsored retirement account, please refer to your quarterly Investment Report. Van Kampen-sponsored retirement accounts are grouped and labeled separately in the Account Summary section of your quarterly Investment Report. State Street Bank and Trust Company currently serves as custodian of all Van Kampen-sponsored retirement accounts.

What options exist for those shareholders who hold a Van Kampen-sponsored retirement plan that will not be supported, post-reorganizations, at Morgan Stanley?

Shareholders in any of the five Van Kampen-sponsored retirement plans listed above will have several options prior to the reorganizations, including: exchange existing shares for another Van Kampen fund; transfer their account assets to a successor custodian; roll over (if eligible)  their account assets into an IRA or, if applicable, into an eligible employer plan.

For those shareholders who do not exercise these options, Van Kampen will exchange the remaining balance into the Van Kampen Money Market Fund.(3) In addition, Van Kampen will not charge the CDSC (for Class B and Class C shares only) for those shareholders who take no action and, as a result, are exchanged into the Van Kampen Money Market Fund on the reorganization date. Shareholders will be responsible for any remaining CDSC liability associated with their remaining shares if they choose to exchanged their shares into a specific fund or choose to redeem their shares prior to the reorganization date.

My retirement account is invested in one of the affected Van Kampen funds, but I’m not sure how to proceed. Where can I find more information?

In April 2010, Van Kampen mailed a series of letters to shareholders who held shares of the affected Van Kampen funds—Core Growth, Equity Growth and Global Growth—in Van Kampen-sponsored retirement accounts. Each letter outlined alternatives that were specific to the shareholder’s retirement account. Please refer to your specific letter for more information. (Financial advisors may also view samples at vankampen.com/faproxy.) If you have any questions, please contact our Client Relations department at 800-847-2424.

(3)          While the exchange into the Van Kampen Money Market Fund is consistent with the terms of your client’s custodial account agreement, it is important to note: the Board of Trustees of the Van Kampen Money Market Fund approved a plan to reorganize the fund into the Invesco Money Market Fund (subject to shareholder approval). Should shareholders of Van Kampen Money Market Fund approve the proposal at the May 11, 2010 shareholder meeting, the reorganization is expected to occur on or about June 1, 2010.

Risk Considerations. Funds are subject to market risk, which is the possibility that the market values of securities owned by the fund will decline and that the value of fund shares may therefore be less than what you paid for them.

Please consider the investment objectives, risks, charges and expenses of the fund(s) carefully before investing. The prospectus and, if available, the summary prospectus contain this and other information about the fund(s). To obtain a prospectus or a summary prospectus, contact your financial advisor or download and/or order one at vankampen.com. Please read the prospectus and/or summary prospectus carefully before investing.

Van Kampen Funds Inc.
1 Parkview Plaza — Suite 100
P.O. Box 5555
Oakbrook Terrace, IL 60181-5555
www.vankampen.com

Copyright © 2010 Van Kampen Funds Inc.
All rights reserved. Member FINRA/SIPC.

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